Consent of Independent Accountants

We hereby consent to the inccorporation by reference in the Registration Statements of Imation Corp. on Form S-8 (Registration Nos. 333-152723, 333-15275, 333-15277 and 333-35591), of our report dated January 27, 2000, on our audits of the consolidated financial statements of Imation Corp. and subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Current Report on Form 8-K.


                                        /s/ PricewaterhouseCoopers LLP
                                            PricewaterhouseCoopers LLP


Minneapolis, Minnesota
February 16, 2000